UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 19, 2007

AsiaInfo Holdings, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-15713	752506390
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

4th Floor, Zhongdian Information Tower, 6 Zhongguancun South Street

Haidian District, Beijing 100086, China

(Address of principal executive offices)

Registrant’s telephone number, including area code +8610 8216 6688

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On July 19, 2007, the Company entered into an Acquisition Agreement (the “Agreement”) with Shenzhen Modern Computer Manufacturer Co., Ltd. (“Shenzhen Modern”), a China-based provider of information technology services and software products. Under the Agreement, the Company will acquire certain assets constituting Shenzhen Modern’s telecom support systems business, including its business support systems business (the “Business”).

According to the terms of the Agreement, the Company has agreed to purchase the Business in exchange for a cash payment that will be based on the contract revenues from certain customer contracts to be acquired in the acquisition. Payments will be made in installments, subject to the fulfillment of certain milestones. Closing of the transaction contemplated by the Agreement also is subject to customary closing terms and conditions. The Company believes that the transaction furthers its on-going strategy of expanding its market-leading telecommunications software solutions business in China.

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AsiaInfo Holdings, Inc.

Date: July 26, 2007		/s/ Eileen Chu
	Name:	Eileen Chu
	Title:	Vice President and Chief Financial Officer